EXHIBIT  3.3

                    CERTIFICATE OF DESIGNATION, PREFERENCES
                                 AND RIGHTS OF
                      SERIES A CUMULATIVE PREFERRED STOCK
                                      OF
                                   NBI, INC.
                            A DELAWARE CORPORATION

              (Pursuant to Section 151 of the General Corporation
                         Law of the State of Delaware)


     NBI, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that, pursuant to the authority contained in Article Fourth of its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock designated as Series A Cumulative Preferred Stock:

     RESOLVED, that a series of the class of authorized Preferred Stock of the Corporation be, and hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

     BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock, $.01 par value per share, of the Corporation, to be designated "Series A
Cumulative Preferred Stock" (hereinafter referred to as the "Series A Preferred Stock"), consisting of 2,000,000 shares, and to the extent that the voting powers, designations, preferences, limitations, restrictions and relative rights of the Series A Preferred Stock are not stated and expressed in the Certificate of Incorporation, does hereby fix and herein state and express such voting powers, designations, preferences, limitations, restrictions and relative rights as follows (all terms used herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):

      1.    DESIGNATION  AND  AMOUNT.    THE  SHARES  OF  SUCH  SERIES  SHALL BE
DESIGNATED AS "SERIES A CUMULATIVE PREFERRED STOCK" AND THE NUMBER OF SHARES CONSTITUTING SUCH SERIES SHALL BE 2,000,000. SUCH NUMBER OF SHARES MAY BE DECREASED BY RESOLUTION OF THE BOARD OF DIRECTORS; PROVIDED, THAT NO DECREASE SHALL REDUCE THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK TO A NUMBER LESS THAN THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK THEN OUTSTANDING OR RESERVED FOR ISSUANCE.

     2.   DIVIDENDS.

          (a) Payment of Dividends. The holders of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available for distribution to holders of the Corporation's Series A Preferred Stock, whether such assets are capital, surplus, or earnings (hereinafter called the "Available Funds"), cumulative dividends from the date of original issue, accruing semi-annually, commencing June 30, 1999, and each December 31 and June 30 thereafter, at the annual rate per share of either (a) $1.00 in cash, or (b) .11 shares of Series A Preferred Stock. The method of payment of dividends shall be selected by the holder of each share of Series A Preferred Stock, and may be changed annually by the holder thereof in accordance with the provisions of Section 2(c) hereof. Dividends will be paid when and as
declared  by  the  Board  of  Directors.    The Corporation will not issue any
fractional shares of Series A Preferred Stock in payment of dividends, but will register the amount of fractional shares that each holder is entitled to receive until the aggregate value of such fractional interests equals one whole share, which will be issued with the next payment of dividends. Any fractional share interests held on the date of liquidation of the Corporation or redemption of Series A Preferred Stock by the Corporation will be paid in cash by the Corporation to the holders thereof pro rata at the same rate as the redemption price or liquidation preference for whole shares. To the extent that insufficient funds are available to pay all dividends accrued as of each accrual date, dividends will be paid first pro rata to all holders who have elected to receive dividends payable in additional shares of Series A Preferred Stock until all such dividends accrued have been paid, and then pro rata to all holders who have elected to receive dividends payable in cash. If all shares of Series A Preferred Stock have not been redeemed by December 31, 2004, the dividend rate will thereafter increase to an annual rate per share of either (a) $1.10 in cash, or (b) .12 additional shares of Preferred Stock, with the method of payment selected at the option of the holder.

         (b)    Restrictions  on  Dividends.    Notwithstanding anything to the
contrary contained in Section 2(a) of this Certificate of Designation, so long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not, without the prior approval of the holders of at least fifty (50%) of the outstanding shares of Series A Preferred Stock, (i) declare or pay a dividend on, (ii) make any distribution to the holders of, or (iii) repurchase, redeem or make provisions for the purchase or redemption (whether directly or through a subsidiary) of any class or series of stock of the
Corporation  ranking junior to the Series A Preferred Stock.   In addition, so
long as there exists any accrued and unpaid dividends on any shares of Series A Preferred Stock, the Corporation shall not declare or pay any dividends to the holders of Common Stock of the Corporation.

      (c) Election of Dividend Payment Method. In order to exercise the holder's option to receive either cash or stock in payment of dividends on the Series

A Preferred Stock, each holder of Series A Preferred Stock will receive a form for election of method of payment, together with a copy of the Corporation's most recent Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission, and any other infor-ma-tion that the Corporation determines material in connection with the holder's election. In order to make a change in the holder's payment status, the holder will be required to execute and return the election form to the Corporation within 30 days after the date the election form is sent by the Corporation to the holder. If the holder does not return the form requesting a change in payment status, the holder will be deemed to elect to retain the same payment method last chosen by the holder until the next date that the payment status may be changed. In the event that the Corporation is unable to issue additional shares of Series A Preferred Stock because it has not kept the registration statement for such shares effective under the Securities Act of 1933, as amended, or because it has not obtained or maintained the registration or qualification of shares of Series A Preferred Stock in one or more of the states in which such shares are to be issued, the Corporation will be required to accrue dividends in cash on the Series A Preferred Stock affected thereby.

        (d) Right to Vote Upon Default in Payment of Dividends. Upon a default in payment of dividends by the Corporation for eight quarterly dividends, whether consecutive or not, the holders of shares of Series A Preferred Stock shall have the right to vote upon and elect two directors of
the  Corporation.     For this purpose, each share of Series A Preferred Stock
will have one vote per share, and the candidates for election by the holders of the Series A Preferred Stock who receive the highest number of votes of Series A Preferred Stock will be elected.

         3.      LIQUIDATION,  DISSOLUTION  OR  WINDING  UP.

          (a)   Liquidation  Preference.    In  the  event  of any liquidation,
dissolution or winding up of the Corporation, or the sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation, whether voluntary or involuntary ("Liquidation"), the holders of each share of Series A Preferred Stock shall be entitled to receive out of the Available Funds, before any sums shall be paid or any assets distributed among the holders of shares of Common Stock and any other class of stock of the Corporation ranking junior to the Series A Preferred Stock, an amount or value (such amount or value as described immediately below is hereinafter called the "Series A Preference Price") equal to $10 per share plus all accrued and unpaid dividends through the date of distribution. IF the Available Funds shall be insufficient to permit the payment in full to all holders of the Series A Preferred Stock the full amounts to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holders of the Series A Preferred Stock in connection with such Liquidation of the Corporation, an amount equal to the product derived by multiplying the amount of Available Funds times a fraction, the numerator of which shall be the full amount to which the holders of the Series A Preferred Stock shall be entitled by reason of such Liquidation of the Corporation and the denominator of which shall be the total amount which would have been distributed by reason of such Liquidation of the Corporation with respect to the Series A Preferred Stock then outstanding had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation of the Corporation.

               The holder of any shares of Series A Preferred Stock shall not be entitled to receive any payment of the full balance owed for such shares under this Section 3 until such holder shall cause to be delivered to the Corporation (i) the certificate(s) representing such shares of Series A
Preferred Stock (or an affidavit of lost certificate and such other documentation or assurances as are required by applicable law, in a form reasonably acceptable to the Corporation) and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Series A Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on any payment upon Liquidation after the due date thereof.

               After the Series A Preference Price shall have been paid in full to the holders of the Series A Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series A Preferred Stock and available for such payment, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock and any other class of stock of the Corporation ranking junior to the Series A Preferred Stock, and the holders of shares of the Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets by the Corporation.

         (b)    Property.    Whenever  the  distribution  provided  for in this
Section 3 shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

     4.     REDEMPTION.

         (a) Optional Redemption. The Corporation may at any time after issuance, redeem any or all shares of the Series A Preferred Stock, pro rata among the holders of the Series A Preferred Stock, by giving notice to such holders of the date set for redemption (the "Redemption Date").

       (b)      Redemption  Price.    The  redemption  price  for  the Series A
Preferred Stock shall be the amount determined by reference to the following schedule, plus any dividends in arrears on the Series A Preferred Stock to be
redeemed  (the  "Redemption  Price"):   if redeemed during the 12 month period
beginning  January  1  and  ending  December  31:

     Year          Redemption  Price

     1999                    $11.00
     2000                     10.80
     2001                     10.60
     2002                     10.40
     2003                     10.20
     2004 and thereafter      10.00


         (c)    Partial  Redemption.   Any partial redemption shall be selected
by lot or pro rata among the holders of the Series A Preferred Stock according to their respective ownership of Series A Preferred Stock, or in some other equitable manner determined by the Board of Directors of the Corporation in its sole discretion.

       (d) Termination of Dividend Rights. From and after the close of business on any Redemption Date, unless there shall have been a default in payment of the applicable Redemption Price, all rights of the holders of the shares to be redeemed on such date as holders of such shares (except the right to receive the applicable Redemption Price plus accrued dividends without interest upon surrender of their certificate or certificates) shall cease with respect to such shares and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

          (e)        Notice  and  Manner  of  Redemption.

              (1) AT LEAST THIRTY (30) BUT NO MORE THAN SIXTY (60) DAYS PRIOR TO THE DATE FOR ANY REDEMPTION OF SERIES A PREFERRED STOCK, WRITTEN NOTICE SHALL BE MAILED, POSTAGE PREPAID, TO EACH HOLDER OF RECORD (AT THE CLOSE OF BUSINESS ON THE BUSINESS DAY NEXT PRECEDING THE DAY ON WHICH NOTICE IS GIVEN) OF THE SERIES A PREFERRED STOCK, AT THE ADDRESS LAST SHOWN ON THE RECORDS OF THE CORPORATION FOR SUCH HOLDER OR GIVEN BY THE HOLDER TO THE CORPORATION FOR THE PURPOSE OF NOTICE, NOTIFYING SUCH HOLDER OF THE REDEMPTION TO BE EFFECTED, SPECIFYING THE REDEMPTION DATE, THE REDEMPTION PRICE AND THE PLACE AT WHICH PAYMENT MAY BE OBTAINED, AND CALLING UPON SUCH HOLDER TO SURRENDER TO THE CORPORATION, IN THE MANNER AND AT THE PLACE DESIGNATED, HIS OR HER CERTIFICATE OR CERTIFICATES REPRESENTING THE SHARES TO BE REDEEMED (A "REDEMPTION NOTICE"). ON OR AFTER EACH REDEMPTION DATE, EACH HOLDER OF SERIES A PREFERRED STOCK TO BE REDEEMED SHALL SURRENDER TO THE CORPORATION THE CERTIFICATE OR CERTIFICATES REPRESENTING SUCH SHARES, IN THE MANNER AND AT THE PLACE DESIGNATED IN THE REDEMPTION NOTICE, AND THEREUPON THE REDEMPTION PRICE OF SUCH SHARES SHALL BE

PAYABLE TO THE ORDER OF THE PERSON WHOSE NAME APPEARS
ON SUCH CERTIFICATE OR CERTIFICATES AS THE OWNER THEREOF AND EACH SURRENDERED CERTIFICATE SHALL BE CANCELLED.

            (2) ON OR PRIOR TO ANY REDEMPTION DATE, THE CORPORATION SHALL DEPOSIT THE APPLICABLE REDEMPTION PRICE FOR ALL OUTSTANDING SHARES OF SERIES A PREFERRED STOCK TO BE REDEEMED WITH A BANK OR TRUST COMPANY HAVING AGGREGATE CAPITAL AND SURPLUS IN EXCESS OF $50,000,000 AS A TRUST FUND FOR THE BENEFIT OF THE RESPECTIVE HOLDERS OF SUCH SHARES. SIMULTANEOUSLY, THE CORPORATION SHALL DEPOSIT IRREVOCABLE INSTRUCTION AND AUTHORITY TO SUCH BANK OR TRUST COMPANY TO PAY, ON AND AFTER THE REDEMPTION DATE, THE REDEMPTION PRICE TO THE HOLDERS OF THE SERIES A PREFERRED STOCK TO BE REDEEMED UPON SURRENDER OF THEIR CERTIFICATES THEREFOR. THE BALANCE OF ANY MONIES DEPOSITED BY THE CORPORATION PURSUANT TO THIS PARAGRAPH REMAINING UNCLAIMED AT THE EXPIRATION OF ONE YEAR FOLLOWING THE APPLICABLE REDEMPTION DATE SHALL THEREAFTER BE RETURNED TO THE CORPORATION, PROVIDED THAT THE STOCKHOLDER TO WHOM SUCH MONIES WOULD BE PAYABLE HEREUNDER SHALL BE ENTITLED, UPON PROOF OF ITS OWNERSHIP OF THE STOCK TO BE REDEEMED AND PAYMENT OF ANY BOND REQUESTED BY THE CORPORATION, TO RECEIVE SUCH MONIES BUT WITHOUT INTEREST FROM THE REDEMPTION DATE.

          5.     CANCELLATION  AND  RE-DESIGNATION  OF  PREFERRED  STOCK  ON
REDEMPTION.

          (a) Upon redemption of the Series A Preferred Stock pursuant to the terms of Section 4 hereof, all certificates of Series A Preferred Stock surrendered for redemption shall be appropriately cancelled on the books of the Corporation, and all of the shares so redeemed represented by all certificates of the Series A Preferred Stock shall be deemed to be cancelled.

         (b) Upon such redemption, the existing designation, rights and preferences of the Series A Preferred Stock so redeemed shall terminate and such shares shall become undesignated Preferred Stock.

     6. SERIES A PREFERRED STOCK VOTING RIGHTS. EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 2(D) AND 10 OF THIS CERTIFICATE OF DESIGNATION OR AS
REQUIRED BY LAW, THE SHARES OF SERIES A PREFERRED STOCK SHALL BE NON-VOTING SHARES.

     7. REISSUANCE OF THE SERIES A PREFERRED STOCK. ANY SHARES OF THE SERIES A PREFERRED STOCK ACQUIRED BY THE CORPORATION BY REASON OF REDEMPTION, PURCHASE, CONVER-SION OR OTHERWISE MAY BE REISSUED AT ANY TIME BY THE CORPORATION IN ITS DISCRETION.

     8.  COMMON  STOCK.   ALL RIGHTS ACCRUING TO THE OUT-STANDING SHARES
OF  THE CORPORATION NOT EXPRESSLY PROVIDED FOR TO THE CONTRARY HEREIN SHALL BE
VESTED  IN  THE  COMMON  STOCK.   NO SHARE OR SHARES OF THE SERIES A PREFERRED
STOCK  SHALL  BE  CONVERTIBLE  INTO  COMMON  STOCK.

     9. NO IMPAIRMENT. THE CORPORATION SHALL NOT, BY AMENDMENT OF ITS CERTIFICATE OF INCORPORATION OR THROUGH ANY REORGANIZATION, TRANSFER OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ISSUE, OR SALE OF SECURITIES OR ANY OTHER VOLUNTARY ACTION, AVOID OR SEEK TO AVOID THE OBSERVANCE OF PERFORMANCE OF ANY OF THE TERMS IN THIS CERTIFICATE OF DESIGNATION TO BE OBSERVED OR PERFORMED BY THE CORPORATION.

    10.  AMENDMENTS  AND  CHANGES.   AS LONG AS ANY OF THE SERIES A PREFERRED
STOCK SHALL BE ISSUED AND OUTSTANDING, THE CORPORATION SHALL NOT, WITHOUT FIRST OBTAINING THE APPROVAL (BY VOTE OR WRITTEN CONSENT, AS PROVIDED BY LAW) OF THE HOLDERS OF GREATER THAN 50% OF THE SHARES OF SERIES A PREFERRED STOCK THEN OUTSTANDING, AMEND OR REPEAL ANY PROVISION OF, OR ADD ANY PROVISION TO THE CORPORATION'S CERTIFICATE OF INCORPORATION (INCLUDING THIS CERTIFICATE OF DESIGNATION) OR BYLAWS WHICH WOULD ALTER OR CHANGE THE PREFERENCES, RIGHTS, PRIVILEGES, OR POWERS OF, OR THE RESTRICTIONS PROVIDED FOR THE BENEFIT OF, THE SERIES A PREFERRED STOCK, OR WHICH WOULD AUTHORIZE THE ISSUANCE OF ANY CLASS OF SHARES HAVING SENIORITY OVER THE SERIES A PREFERRED STOCK.


     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Designation, Preferences and Rights of Series A Cumulative Preferred Stock to be duly executed by its President and attested to by its Secretary on this ______ day of October, 1998.

                              NBI,  Inc.



                              By:_________________________________
                                 Jay  H.  Lustig,  President

ATTEST:


__________________________
Marjorie  A.  Cogan,  Secretary